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                                                                    EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY


                                                                         OTHER NAME, IF ANY,
                                   STATE OR OTHER JURISDICTION           THAT THE SUBSIDIARY
NAME                                     OF INCORPORATION                DOES BUSINESS UNDER
RMI Metals, Inc.                            Utah                         Micron Metals, Inc.

TRADCO, Inc.                                Missouri

Nati Gas, Inc.                              Ohio

RMI Titanium International, Inc.            Barbados

RMI Titanium Coiled Tubing, Inc.            Texas